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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) July 1, 2003

                        Resources Pension Shares 5, L.P.
                        --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                   0-15690                         13-3353722
          (Commission File Number)     (I.R.S. Employer Identification No.)

          7 Bulfinch Place, Suite 500, Boston, Massachusetts  02114
         --------------------------------------------------------------
           (Address of Principal Executive Offices)         (Zip Code)

                                 (617) 570-4600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                 ---------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets

         On July 1, 2003, the Registrant sold its loan secured by the Crowne Plaza hotel in Cincinnati, Ohio (the "Oliveye Loan") to Loeb Partners Realty LLC, an unaffiliated third party, for a purchase price of $2,400,000. The Oliveye Loan had an outstanding balance due at July 1, 2003 of $ 7,585,012 and was in default. The Registrant had been carrying the Oliveye Loan at $4,000,000. As a result, the Registrant will recognize a loss for tax purposes of approximately $5,185,012.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 3rd day of July, 2003.

                                 Resources Pension Shares 5, L.P.

                                 By: Resources Capital Corp.
                                     Its General Partner


                                     By: /s/ Michael L. Ashner
                                         ---------------------
                                             Michael L. Ashner
                                             President